              ----------------------------------------------------
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              ----------------------------------------------------

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:
                         [ ] PRELIMINARY PROXY STATEMENT
     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14A-6(E)(2))
                         [X] DEFINITIVE PROXY STATEMENT
                       [ ] DEFINITIVE ADDITIONAL MATERIALS
                  [ ] SOLICITING MATERIAL UNDER SS. 240.14A-12

                                  ELINEAR, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     -----------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] NO FEE REQUIRED.
          [ ] $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1),
                  14A-6(I)(2) OR ITEM 22(A)(2) OF SCHEDULE 14A.
       [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1)
                                    AND 0-11

       (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

              ----------------------------------------------------
        (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

              ----------------------------------------------------
      (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE
           FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

              ----------------------------------------------------
              (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:


              ----------------------------------------------------
                               (5) TOTAL FEE PAID:

              ----------------------------------------------------

            [ ] FEE PAID PREVIOUSLY BY WRITTEN PRELIMINARY MATERIALS.
     [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
            ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING
        BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE
                               DATE OF ITS FILING.

                           (1) AMOUNT PREVIOUSLY PAID:

              ----------------------------------------------------
                (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

              ----------------------------------------------------
                                (3) FILING PARTY:

              ----------------------------------------------------
                                 (4) DATE FILED:

              ----------------------------------------------------

                                  ELINEAR, INC.
                              10055 Westmoor Drive
                                    Suite 230
                             Westminster, CO 80021

                                  May 31, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting (the "Meeting") of stockholders of eLinear, Inc. (the "Company"). The Meeting will be held June 29, 2001 at 12:30 p.m., Mountain Standard Time, at the offices of the Company located at 10055 Westmoor Drive, Suite 230, Westminster, CO 80021.

         The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to ratify the appointment of the Company's independent certified public accountants and a proposal to increase the number of shares available under the Company's 2000 Stock Option Plan. At the Meeting, we will also report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

         If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                 Cordially,


                                 /s/ Jon V. Ludwig
                                 -----------------------------------------------
                                 Jon V. Ludwig
                                 Chairman of the Board, President, Chief
                                 Executive Officer and Chief Technology Officer

                                  ELINEAR, INC.
                              10055 Westmoor Drive
                                    Suite 230
                              Westminster, CO 80021

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, JUNE 29, 2001

         Notice is hereby given that the Annual Meeting of stockholders of eLinear, Inc. (the "Company"), a Delaware corporation, will be held June 29, 2001 at 12:30 p.m., Mountain Standard Time, at the offices of the Company, located at 10055 Westmoor Dr., Suite 230, Westminster, CO 80021 (the "Meeting") for the following purposes:

1. To elect four Directors to serve until the Annual Meeting in 2002, until their successors are elected and qualified or their earlier resignation, removal from office or death;

2. To ratify the appointment of Aidman, Piser & Company, P.A. as the Company's independent auditors for fiscal year 2001;

3. To increase the number of shares available for issuance under the Company 2001 Stock Option Plan; and

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. A copy of the Company's Annual Report on Form 10-KSB, for the year ended December 31, 2000 (the "Annual Report"), including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders of record at the close of business on May 25, 2001 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you desire.

         If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.


                                             By order of the Board of Directors


                                             /s/ WILLIAM IVINS
                                             -----------------------------------
                                             WILLIAM IVINS, Secretary

Westminster, Colorado
May 31, 2001

                                  ELINEAR, INC.
                              10055 Westmoor Drive
                                    Suite 230
                              Westminster, CO 80021

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of eLinear, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on June 29, 2001 at 12:30 p.m., Mountain Standard Time, at the offices of the Company, located at 10055 Westmoor Dr, Suite 230, Westminster, CO 80021.

         The Board of Directors has fixed the close of business on May 25, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of such date, the Company had outstanding 875,000 shares of common stock, $.001 par value per share (the "common stock"). Each holder of common stock will be entitled to one vote at the Meeting for each share of common stock held by any such holder.

         For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

         For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote. However, if a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2 and 3. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy.

         A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

         The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

         This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about May 31, 2001.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors has set the number of directors on the Board of Directors at four effective as of June 29, 2001. Accordingly, four directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. Jon V. Ludwig, William J. Daughton, William R. Ivins and J. Leonard Ivins are currently serving as directors of the Company and all have been nominated for re-election. All of the nominees listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

                                  Jon V. Ludwig
                               William J. Daughton
                                William R. Ivins
                                J. Leonard Ivins

RECOMMENDATION OF THE BOARD:

         Stockholders may vote for up to four nominees and the four nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event Jon Ludwig, William Daughton, William Ivins, and J. Leonard Ivins should be unable to serve, which is not anticipated, the Board of Directors will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

         The Board believes that the election of Messrs. Ludwig, Daughton, William Ivins and Leonard Ivins is in the best interest of the Company and its stockholders. The Board of Directors, therefore, recommends a vote FOR all of the nominees for director.

         For further information on Messrs. Ludwig, Daughton, William Ivins and Leonard Ivins, see "Management-Directors and Executive Officers" and "Security Ownership of Management and Others."

                  MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the current Directors nominees for Director and executive officers of the Company and the positions they hold with the Company. Directors hold their positions until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. Executive officers serve at the pleasure of the Board of Directors.


                 NAME                       AGE                                 POSITION
                 ----                       ---                                 --------

John V. Ludwig........................      29      Chairman of the Board, President, Chief Executive Officer and
                                                    Chief Technology Officer
William J. Daughton...................      55      Director
David Hardwicke.......................      63      Director
William R. Ivins......................      36      Executive Vice President, Chief Operating Officer, Treasurer,
                                                    Secretary and Director
J. Leonard Ivins......................      65      Vice Chairman of the Board, Chairman Corporate Policy and
                                                    Finance Committee and Assistant Secretary
Jonathan W. Miniat....................      29      Executive Vice President, Technology Development

         JON V. LUDWIG, CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF TECHNOLOGY OFFICER. Mr. Ludwig has served as President and Chief Executive Officer of the Company since November 1, 1999, as Chairman of the Board since December, 1999 and as Chief Technology Officer since November 13, 2000. He founded Imagenuity, Inc. in October 1997 and served as its President and Chief Executive Officer from its inception until completion of its merger with and into a wholly-owned subsidiary of the Company in December, 1999 (the "Imagenuity Merger"). From November, 1996 to October, 1997, he was employed by CGI Systems, Inc., a national computer software application training company, as a Certified Lotus Instructor and Special Project Manager. From 1994 to November, 1996, he was employed by Productivity Point International, a national computer software application training company, as a Certified Lotus Instructor and Technical Sales Specialist.

         WILLIAM J. DAUGHTON, DIRECTOR. Mr. Daughton has served as Director of the Company since December, 1999. Since 1994, Mr. Daughton has served as the Director of the Lockheed-Martin Program of Engineering Management at the University of Colorado. Prior to 1994, he was employed by Texas Instruments as a senior scientist. Mr. Daughton received a Ph.D. in Applied Physics from the University of Missouri in 1973.

         DAVID HARDWICKE, DIRECTOR. Mr. Hardwicke has served as Director of the Company since January 11, 2000. For the last six years, Mr. Hardwicke has served as Global Account Manager for StorageTek, a provider of network computing storage. Mr. Hardwicke has not been nominated to serve as a member of the Company's Board of Directors in the upcoming year.

         WILLIAM R. IVINS, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER, SECRETARY AND DIRECTOR. Mr. Ivins has served as Executive Vice President of the Company since August 25, 2000, as Treasurer since November 13, 2000, and as Chief Operating Officer and Secretary since March 1, 2000. On November 13, 2000, Mr. Ivins was also appointed by the Company's Board of Directors as a replacement provisional member of the Board of Directors to fill the vacant position left by Paul Thomas, who resigned from his position as a member of the Board. In April, 2000, Mr. Ivins opened the Company's Houston, Texas office and established a delivery and sales operation in Houston. Previously, Mr. Ivins was employed with Productivity Point International ("PPI") from August 1996 to January, 2001. Mr. Ivins most recently was the District Business Development Manager for PPI Texas. Prior to this Mr. Ivins worked in the PPI Tampa office as the Business Development Manager. From June, 1995 to August, 1996, he was employed by Raymond James Financial in Tampa, Florida as an Information Technology Manager.

         J. LEONARD IVINS, VICE CHAIRMAN OF THE BOARD, CHAIRMAN CORPORATE POLICY AND FINANCE COMMITTEE, AND ASSISTANT SECRETARY. Mr. Ivins was appointed by the Company's Board of Directors on August 25, 2000 as a provision replacement member of the Board to fill the vacant position left by Paul Piciocchi, who resigned from his position as a member of the Board. Mr. Ivins has also served as Vice Chairman of the Board and as Chairman of the Corporate Policy and Finance Committee since August 25, 2000. He has served as Vice President-Corporate Policy and Finance and assistant secretary since November 13, 2000. Since 1995, Mr. Ivins has been a private investor. Previously, he was a founder and co-owner of a privately held company that was an FDIC and RTC contractor with $60 million in fee income from 1991 to 1995. Prior to that he was a financial consultant to Fortune 5000 companies and the president of SouthBilt, Inc. From 1979 to 1981 he was a turnaround and workout consultant to small publicly-held oil companies.

         JONATHAN W. MINIAT, EXECUTIVE VICE PRESIDENT, TECHNOLOGY DEVELOPMENT. Mr. Miniat has served as Executive Vice President of Product Development of the Company since November 13, 2000 and has served as head of delivery since February 1, 2000. He founded and served as President of Intellibase Enterprises, Inc. (d/b/a TechInstruct), a nationwide technical training staffing firm, from February 1999 until joining eLinear in February, 2000. He co-founded Imagenuity, Inc. with Mr. Ludwig in October 1997 and served as Vice President until February, 1999. From April 1996 to October 1997, he was a freelance consultant and corporate technical trainer. From 1994 through April, 1996 he was employed by HTR, Inc., a national software technical training and consulting company as a Certified Lotus Instructor and Microsoft Certified Trainer. Mr. Miniat earned his degree in Computer Science from Georgia Institute of Technology in Atlanta, Georgia.

FAMILY RELATIONSHIPS

         Mr. J. Leonard Ivins is the father of William R. Ivins.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and stockholders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company. To the Company's knowledge, based solely upon representations made by its directors, officers and stockholders of more than 10% of the Company's common stock and a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis during 2000.

BOARD OF DIRECTORS

         During 2000, the Board of Directors took various actions by unanimous written consent and held three Board Meetings. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

AUDIT COMMITTEE

         General. The Company formed an Audit Committee on May 15, 2000. The current sole member of the Audit Committee is Mr. William R. Ivins. The audit committee is authorized to recommend to the Board independent certified public accounting firms for selection as auditors of the Company, make recommendations to the Board on auditing matters, examine and make recommendations to the Board concerning the scope of audits, and review and approve the terms of transactions between the Company and related party entities.

         Audit Fees. The aggregate fees billed by Aidman, Piser & Company, P.A. for professional services rendered for the audit of the Company's 2000 annual financial statements was $15,000 and for the reviews of the financial statements included in the Company's Forms 10-QSB for fiscal year 2000 was $26,054.

         Financial Information Systems Design and Implementation Fees. Aidman, Piser & Company, P.A. did not bill the Company fees in fiscal year 2000 for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

         All Other Fees. The aggregate fees billed by Aidman, Piser & Company, P.A. for services rendered to the Company for fiscal year 2000 other than the services covered in Audit Fees and Financial Information Systems Design and Implementation Fees above was approximately $4,775, primarily for tax research and filings.

         Audit Committee Report. The following is the report of the Audit Committee for the 2000 calendar year:

                             AUDIT COMMITTEE REPORT

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes.

         The Audit Committee consists of Mr. William R. Ivins. Mr. Ivins is not "independent" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee has not adopted a charter.

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The Audit Committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company' independent accountants. The Audit Committee met one time during 2000.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with the independent accountants. The Audit Committee has discussed with Aidman, Piser & Company, P.A., the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from Aidman, Piser & Company, P.A. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Aidman, Piser & Company, P.A. with that firm. The Audit Committee has considered the provision of services by Aidman, Piser & Company, P.A. covered in Audit Fees and Financial Information Systems Design and Implementation Fees above and has determined that such services are compatible with maintaining their independence from the Company.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                    Respectfully Submitted:

                                    AUDIT COMMITTEE
                                    William R. Ivins

COMPENSATION COMMITTEE

         The Company formed a Compensation Committee on May 15, 2000. The current members of the Compensation Committee are Messrs. Hardwicke and Daughton. The Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Compensation Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee did not meet separately during 2000.

CORPORATE AND FINANCIAL PLANNING COMMITTEE

         The Corporate and Financial Planning Committee, consisting of Mr. J. Leonard Ivins, is authorized to make recommendations to the Board of Directors with respect to potential mergers and acquisitions, equity investments in the Company, loans by the Company from third parties, strategic alliances and joint ventures, dealings with the Company's creditors, the development of new products and services to be offered by the Company, the discontinuation of existing products and services offered by the Company and other legal and business matters as assigned to the Committee by the Board of Directors from time to time.

         See "Certain Transactions" for additional information on certain members of management.

                VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

         On May 14, 2001, the Company undertook a 1-for-20 reverse stock split of all of its authorized, issued and outstanding shares of capital stock. All outstanding options of the Company, as well as all shares reserved for issuance under the Company's 2000 Stock Option Plan, and the exercise prices related thereto, have been appropriately adjusted to give effect to the reverse stock split. Accordingly, all information provided herein relating to the number of shares and options of the Company, and the exercise price of outstanding options, is provided on a post reverse stock split basis so as to give effect to the reverse stock split.

         As of April 25, 2001, the Company had outstanding and entitled to vote 875,000 shares of common stock, $.001 par value per share.

         To the knowledge of the Company, the following table sets forth, as of April 25, 2001, information as to the beneficial ownership of the Company's voting securities by (i) each person known to the Company as having beneficial ownership of more than 5% of its voting securities, (ii) each person serving the Company as a Director on such date, (iii) each person serving the Company as an executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.

                                                                Number of Shares of        Percentage
                                                                    common stock         of common stock
                    Name and Address(1)                          Beneficially Owned      Outstanding(2)
                    -------------------                         -------------------      ---------------

Security Ownership of Officers and Directors:

Jon V. Ludwig(5) .........................................             464,500                 53%
William R. Ivins .........................................                   0                   *
Jonathan W. Miniat .......................................               5,000                   *
David C. Hardwicke(3) ....................................                 925                   *
William J. Daughton ......................................                   0                   *
J. Leonard Ivins .........................................                   0                   *

Officers and Directors as a Group ........................             470,425                 53%
(6 persons)

Security Ownership of Certain Beneficial Owners:

Paul Piciocchi(4)(5) .....................................              70,174(5)               8%

---------------

*        Less than one percent

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 10055 Westmoor Drive, Suite 230, Westminster, CO 80021.

(2) Unless otherwise noted, each person has voting and investment power with respect to all such shares. The share data is based on 875,000 shares of common stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of common stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Does not include 325 shares owned beneficially by Jean Hardwicke, Mr. Hardwicke's wife, as to which shares Mr. Hardwicke disclaims beneficial ownership.

(4)      The address of Mr. Piciocchi is 1863 Wazee St., Unit 2E, Denver, CO
         80202.

(5) Jon Ludwig holds a written proxy granting him voting power with respect to 35,500 shares of the 70,174 shares owned by Mr. Piciocchi.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

         The following table sets forth the annual compensation for services to the Company, for the years ended December 31, 2000, 1999 and 1998, provided by Mr. Ludwig, the current Chief Executive Officer of the Company. No executive officer of the Company received compensation exceeding $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                                           ---------------------
                  NAME AND PRINCIPAL POSITION                              YEAR          SALARY
                  ---------------------------                              ----          -------
Jon V. Ludwig, Chairman of the Board, President, Chief Executive           1998          $     0
Officer and Chief Technology Officer(1)
                                                                           1999          $12,500
                                                                           2000          $76,300

----------------

(1) Mr. Ludwig was appointed as President and Chief Executive Officer of the Company on November 1, 1999. He was not an employee of the Company, and received no compensation from the Company, prior to that date.

OPTION GRANTS

         During fiscal year 2000, the Company granted options to the following named executive officer as consideration for his commitment to the growth and success of the Company:

      NAME               NUMBER OF OPTIONS(1)     EXERCISE PRICE     EXPIRATION DATE
      ----               --------------------     --------------     ---------------
Jon V. Ludwig........          100,000                $2.18         December 29, 2010

---------------

(1) Fifty percent of these options vested on the date of grant and the remaining 50% vest six months thereafter. None of the options have been exercised.

EMPLOYMENT AGREEMENTS

         Mr. Ludwig had entered into a written employment agreement with the Company (the "Employment Agreement"), effective as of November 1, 1999, pursuant to which he had agreed to serve as the Company's Chief Executive Officer and President. Mr. Ludwig terminated this agreement. However, he continues to serve as Chief Executive Officer and President in accordance with an oral employment agreement with the Company pursuant to which he receives an annual salary of $84,000.

COMPENSATION TO OUTSIDE DIRECTORS

         The members of the Company's Board of Directors did not receive any cash compensation for their services as directors, although they were reimbursed for out-of-pocket expenses in attending Board of Directors' meetings. In 2001, outside Directors will be compensated at $200 for each meeting attended. Under the Company's 2000 Stock Option Plan, each outside director was granted options to acquire 2,500 shares of common stock in 2000.

                              CERTAIN TRANSACTIONS

            On June, 2000, Mr. Ludwig surrendered 12,500 shares of preferred stock of the Company, $.001 par value per share (the "Preferred Stock"), to the Company for cancellation. Mr. Ludwig was the only holder of Preferred Stock prior to the surrender of the shares. Mr. Ludwig was entitled to 50 votes for each share of Preferred Stock held by him. In consideration of the cancellation of the Preferred Stock, the Company agreed to release Mr. Ludwig from his obligation to indemnify and hold the Company harmless from any and all costs and losses arising from the lawsuit instituted by Chris Sweeney, which is discussed below.

         On December 16, 1999, the Company's predecessor, Imagenuity, Inc., was served with a complaint captioned Chris Sweeney v. Kinetiks.com, Inc. and Imagenuity, Inc., Circuit Court, Duval County, Florida, Civil Case Number 1999-7252-CA. The Complaint alleged a breach of an alleged oral modification of a written employment agreement between the Plaintiff, Chris Sweeney, and Imagenuity and alleged breaches by the Company and Imagenuity of fiduciary obligations which the Plaintiff claims were owed to him. Plaintiff is seeking as damages twenty percent of the Company's common stock received by Mr. Ludwig, the sole shareholder of Imagenuity, in connection with the merger of Imagenuity with and into the Company. The Company is currently appealing the trial court's denial of its motion to dismiss for lack of venue before the First District Court of Appeal for the State of Florida, Appeal No. ID00-5015. Management intends to vigorously contest the case. While the Company believes the case to have no merit, at this stage it is impossible to predict the amount or range of potential loss.

         In 2000, as a result of higher than anticipated overhead and leasing costs incurred by the Company in the State of Florida, the Company relocated its headquarters to Colorado and simultaneously closed its Florida operations. In connection therewith, the Company sold certain assets related to its Florida operations, including those held through its wholly-owned subsidiary, eLinear Corporation, to Inobbar, L.L.C., a Florida limited liability company ("Inobbar"), formed by Jay Vickers and John Kaercher. Messrs. Vickers and Kaercher were officers of the Company. The Company terminated the Company's employment relationships with Messrs. Vickers and Kaercher upon the completion of the sale. As consideration for the purchase of the assets, Inobbar assumed certain liabilities of the Company and the Company canceled Mr. Vickers' options to acquire 46,666 shares of the Company's common stock. The Company believes that the acquisition was fair to the Company and contained terms at least equivalent to those it may have received in an arms' length transaction.

                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Aidman, Piser & Company, P.A. to perform the audit of the Company's financial statements for the year ending December 31, 2001, subject to ratification by the Company's stockholders at the Meeting. Representatives of Aidman, Piser & Company, P.A. will be telephonically present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders. The Company is seeking ratification of the appointment of Aidman, Piser & Company, P.A. as the Company's independent certified public accountants to report upon its 2001 financial statements by the stockholders at the Meeting. Stockholder approval of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote FOR such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors for future reports upon recommendation of the Audit Committee.

                                 PROPOSAL THREE

                 APPROVAL OF INCREASE OF SHARES OF COMMON STOCK
                             UNDER STOCK OPTION PLAN

         The Company is asking its stockholders to approve an amendment to the Company's 2000 Stock Option Plan that will increase the aggregate number of shares of common stock authorized for issuance under the Stock Option Plan by 775,000 shares, to an aggregate of 1,000,000 shares

         The amendment to the Stock Option Plan that is the subject of this Proposal was adopted by the Board on May 1, 2001, subject to stockholder approval at the Annual Meeting. The proposed share increase will assure that a sufficient reserve of common stock is available under the Stock Option Plan to attract and retain the services of employees, which is essential to the Company's long-term growth and success.

         The following is a summary of the principal features of the Stock Option Plan. The summary, however, does not purport to be a complete description of all of the provisions of the Stock Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Stock Option Plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Westminster, Colorado.

SUMMARY OF THE STOCK OPTION PLAN

         General. The Stock Option Plan was originally adopted by the Board of Directors on March 31, 2000 and approved by the Company's stockholders on July 27, 2000. The Stock Option Plan authorizes the Compensation Committee to grant restricted shares of the Company's common stock ("Restricted Stock") and options to purchase shares of the Company's common stock ("Options") to key employees and consultants of the Company. The Stock Option Plan also authorizes the Committee to grant options to outside directors of the Company. The purpose of the Stock Option Plan is to advance the best interests of the businesses of the Company, by providing its key employees, directors and consultants who have substantial responsibility for its growth with additional incentive to continue their employment, directorships, and consultancies by increasing their proprietary interest in the success of the Company.

         Shares Available Under the Stock Option Plan. Immediately prior to the increase in shares contemplated hereby, the number of shares of common stock that could be issued or transferred and covered by outstanding awards granted under the Stock Option Plan was 225,000, subject to automatic annual increases of 25,000 shares on the first day of each subsequent calendar year. As of April 30, 2001, the Company had issued Options to purchase 139,250 shares of common stock under the Stock Option Plan. The Company has not issued any Restricted Stock under the Stock Option Plan. Accordingly, as of April 30, 2001, only 85,750 shares remain available under the Stock Option Plan.

         The Company is now asking its stockholders to approve an amendment to the Stock Option Plan that will increase the aggregate number of shares of common stock authorized for issuance by 775,000 shares, to an aggregate of 1,000,000 shares. The Company's Board of Directors believes that the increase in the number of shares available under the Stock Option Plan is necessary because of the decline in the Company's share price since the date the Stock Option Plan was first adopted.

         Eligibility. Key salaried employees, consultants and outside directors of the Company may be selected by the Committee to receive benefits under the Stock Option Plan.

         Options. Options granted to eligible employees under the Stock Option Plan may be Options that are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or Options that are not intended to so qualify ("Nonstatutory Options"). Options granted to outside directors and consultants may only be Nonstatutory Options.

         If the Option is designated as an Incentive Stock Option, the purchase price of the common stock that is the subject of such Option may be not less than the fair market value of the common stock on the date the Option is granted. If the Option is a Nonstatutory Option, the purchase price may be equal to or less than the fair market value of the common stock on the date the Option is granted, as the Committee shall determine. Incentive Stock Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the common stock on the date of grant and a term of no more than five years. The option price is payable at the time of exercise (i) in cash, (ii) if permitted by a participant's stock option agreement, by the delivery of shares of common stock having a fair market value equal to the option price, (iii) by cancellation of indebtedness, (iv) by the waiver of compensation due to or accrued for the recipient of the shares or (v) in such other manner as set forth in the Stock Option Plan or as the Committee may approve. The Stock Option Plan also authorizes the Company to make or guarantee loans to participants to enable them to exercise their options provided that loans to non-employees must be secured by collateral other than the stock acquired.

         No Options may be exercised more than 10 years from the date of grant. Each stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. Except in the case of an employee who retires, dies or becomes disabled, if the Option is intended to be an Incentive Stock Option, it will immediately expire on the severance of the recipient's employment, all as specified in the employee's stock option agreement. Options granted to consultants expire immediately upon the termination of the consulting relationship unless extended by the Committee, but in any event within 181 days from termination.

         Outside Director Options. The Committee granted each outside director who was a director as of March 31, 2000 Nonstatutory Options to purchase 2,500 shares of common stock. Commencing on and after April 1, 2000, the Committee will grant to each outside director who was not a director as of March 31, 2000 and who is thereafter elected to the Board of Directors during the term of the Stock Option Plan Nonstatutory Options to purchase 2,500 shares of common stock. In addition, the Committee may grant to each outside director annually upon his or her appointment anniversary date to the Board of Directors Nonstatutory Options to purchase such additional shares of common stock as the Committee may determine. The rights of an outside director to exercise his or her option shall be set forth in an Option Agreement. In no circumstances shall an outside director have the right to exercise Options for more than 50 percent of the shares granted until six months after the grant date. The price at which each share of common stock may be purchased by a director shall be 100% of the fair market value of the common stock on the grant date. The period during which any director option may be exercised shall expire five years after the grant date. Immediately upon the termination of an outside director's appointment to the Board of Directors, all unvested director options will immediately terminate.

         Transferability. Options granted under the Stock Option Plan generally cannot be transferred other than by will or the laws of descent and distribution. Each Option may be exercisable during the participant's lifetime only by the participant, or in the event of the participant's incapacity, by participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision.

         Adjustments. The maximum number of shares that may be issued or transferred under the Stock Option Plan and the number of shares covered by outstanding Options and the option prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

         Restricted Stock. The Committee may in its discretion grant any employee or consultant Restricted Stock. Except as may otherwise be determined by the Committee, recipients of Restricted Stock are not required to make payment or provide consideration to the Company other than the rendering of services. Restricted Stock is subject to the following conditions and restrictions:

                  (a) During a period set by the Committee of not less than one year, but not more than ten years, commencing with the date of an award (the "Restriction Period"), the recipient generally will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded. The Committee may, however, adopt rules which would permit a gift by a recipient of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the recipient, provided that the Restricted Stock so transferred shall be similarly restricted.

                  (b) Generally, the recipient shall have with respect to the Restricted Stock all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions, provided that such recipient shall have executed a Restricted Stock Agreement and shall have complied with the then applicable terms and conditions of such award.

                  (c) Generally, upon termination of the recipient's employment with the Company (or status as a consultant of the Company) during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to or repurchased by the Company.

                  (d) In the event of a recipient's retirement, permanent total disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such recipient's Restricted Stock.

                  (e) The Committee may, in its sole discretion, impose such additional performance-based conditions on the vesting of a recipient's shares of Restricted Stock as it deems to be appropriate and desirable, including, without limiting the foregoing, conditions based on the Company's financial performance or appreciation in the market value of the Stock, or conditions based on the recipient's individual performance.

         Change of Control. In the event of a pending or threatened change in corporate control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to all recipients of the Options or Restricted Stock granted under the Stock Option Plan:

                  (a) Accelerate the exercise dates of any outstanding Options, making all outstanding options fully vested and exercisable;

                  (b) Determine that all or any portion of conditions associated with a Restricted Stock award have been met;

                  (c) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Non-Qualified Options; and/or

                  (d) Make any other adjustments or amendments to the Stock Option Plan and outstanding options or Restricted Stock awards and/or substitute new options, new Restricted Stock or other awards.

                  A change of control includes the acquisition in one or more transactions of more than thirty percent of the Company's outstanding common stock by any corporation, or other person or group, certain mergers involving the Company, the sale of substantially all of the assets of the Company, and a change in the make up of the Board of Directors which results in a majority of the Board of Directors consisting of persons other than persons who were members of the Board of Directors on March 31, 2000, or persons subsequently nominated by those directors.

         Administration and Amendments. The Stock Option Plan is administered by the Compensation Committee. In connection with its administration of the Stock Option Plan, the Compensation Committee is authorized to interpret the Stock Option Plan and related agreements and other documents. The Board of Directors may modify, revise, or terminate the Stock Option Plan at any time and from time to time. Notwithstanding the immediately preceding sentence, without the further approval of the holders of at least a majority of the outstanding shares entitled to vote thereon, the Board of Directors may not: (i) change the aggregate number of shares that may be issued under this Stock Option Plan; (ii) increase the aggregate fair market value of the stock for which an Incentive Option is exercisable for the first time by a recipient during any calendar year to an amount greater than $100,000; or (iii) materially increase the benefits accruing to participants under the Stock Option Plan. The Board has the power to make such changes in the Stock Option Plan or in any outstanding Incentive Options that counsel for the Company may consider necessary or appropriate from time to time enable any Incentive Option to qualify as an incentive stock option defined under the Internal Revenue Code.

         Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Stock Option Plan based on federal income tax laws in effect on March 31, 2000. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

                  Nonstatutory Options. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options; (ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

                  Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an Incentive Stock Option. If the shares of common stock issued to an employee pursuant to the exercise of an Incentive Stock Option and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an Incentive Stock Option, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the common stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the employee.

         If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the option price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

                  Tax Consequences to the Company. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of
Section 280G of the Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

RECOMMENDATION OF THE BOARD:

         The affirmative vote of a majority of the shares of the Company entitled to vote at the Meeting, in person or by proxy, is required for approval of Proposal Three. Should such stockholder approval not be obtained, then the share reserve will not be increased. The Stock Option Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Stock Option Plan prior to its amendment until the available reserve of common stock under such Stock Option Plan is exhausted. The Board believes that it is in the best interests of the Company to increase the reserve of shares available under the Stock Option Plan to provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a proprietary interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders. Accordingly, the Board of Directors recommends a vote FOR approval of the amendment to the Stock Option Plan.

                                  OTHER MATTERS

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any stockholder intending to present a proposal at the Annual Meeting to be held in 2002 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission, submit such proposal to William R. Ivins, Secretary, in writing no later than February 1, 2002.

                 MATTERS NOT DETERMINED AT TIME OF SOLICITATION

         The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FOR THE YEAR ENDED DECEMBER 31, 2000 (THE "ANNUAL REPORT"), INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.



                                    By Order of the Board of Directors


                                    /s/ William R. Ivins
                                    --------------------------------------------
                                    William R. Ivins, Secretary

Dated: May 31, 2001

                                   APPENDIX A

                                  ELINEAR, INC.
                              10055 Westmoor Drive
                                    Suite 230
                              Westminster, CO 80021

                PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 29, 2001

         The undersigned, having received notice of the Annual Meeting of eLinear, Inc. to be held June 29, 2001 at 12:30 p.m., Mountain Standard Time, at the offices of the Company, located at 10055 Westmoor Dr., Suite 230, Westminster, CO 80021 hereby designates and appoints Jon V. Ludwig and J. Leonard Ivins, and either of them with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ELINEAR, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN FOUR DIRECTORS.

                         (Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MARK AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Proposal to elect the following four (4) nominees as Directors: Jon V. Ludwig, William J. Daughton, William R. Ivins, and J. Leonard Ivins.

   FOR                         WITHHELD
   [ ]                           [ ]

FOR, EXCEPT VOTE WITHHELD
FOR THE FOLLOWING NOMINEE(S):

----------------------------------
----------------------------------
----------------------------------

2. Proposal to ratify Aidman, Piser & Company, P.A. as the Company's independent auditors until the conclusion of the 2002 Annual Meeting.

FOR   AGAINST   ABSTAIN

[ ]    [ ]       [ ]

3. Proposal to approve an amendment to the Company's 2000 Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance by 775,000 shares, to an aggregate of 1,000,000 shares.

FOR   AGAINST   ABSTAIN

[ ]    [ ]       [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                      Dated:
                                            ------------------------------------


                                      Signature:
                                                --------------------------------

                                      Additional signature if held jointly:


                                      ------------------------------------------

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

                                       A-2